                                                                       Exhibit 5
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                                  LAW OFFICES

                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                        TWELFTH FLOOR PACKARD BUILDING
                             111 SOUTH 15TH STREET
                          PHILADELPHIA, PA 19102-2678

                                (215) 977-2000
                           FACSIMILE:(215) 977-2334





                                September 25, 1997


The Bon-Ton Stores, Inc.
2801 East Market Street
York, PA  17402

  RE: Registration Statement on Form S-8
      Relating to The Bon-Ton Stores, Inc. 1991 Amended and Restated Stock Option and Restricted Stock Plan and The Bon-Ton Stores, Inc. Phantom Equity Replacement Stock Option Plan
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Gentlemen:

      As counsel to The Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,388,575 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under (i) the Company's 1991 Amended and Restated Stock Option and Restricted Stock Plan and (ii) the Company's Phantom Equity Replacement Stock Option Plan (together, the "Plans").

      In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plans and such other documents and corporate records relating to the Company and the issuance of Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

      Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plans are duly authorized and, when issued and sold pursuant to the terms of the Plans, will be legally issued, fully paid and non-assessable.

The Bon-Ton Stores, Inc.
September 25, 1997
Page 2

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                     Very truly Yours

                               /s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                                     Wolf, Block, Schorr and Solis-Cohen LLP